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                                                                  Exhibit 23.(I)

                          [LOGO OF ARTHUR ANDERSEN LLP]





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 5, 1998 (except with respect to the matter discussed in Note 17, as to which the date is February 17, 1998), including in SPX Corporation's Form 10-K for the year ended December 31, 1997, and to all references to our Firm included in this registration statement.

                                            /s/ Arthur Andersen LLP
                                            ARTHUR ANDERSEN LLP


Chicago, Illinois,
April 28, 1998